Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, PURSUANT TO SECTION 1350
OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Charles Nelson, Chief Executive Officer of New Era Energy & Digital, Inc. (the “Company”), certify that:

1.	the Quarterly Report on Form 10-Q of the Company for the period ending June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2026

/s/ Charles Nelson
Charles Nelson
Chief Executive Officer